UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02. Termination of a Material Definitive Agreement.

On December 6, 2012, Imperial Group, L.P. (“Imperial”), a wholly-owned subsidiary of Accuride Corporation (“Accuride”), entered into a Lease Termination Agreement for property at 160 Kirby Road, Portland, Tennessee (the “Lease Termination Agreement”).  The parties to the Lease Termination Agreement are Imperial, Accuride, North American Stamping Group, LLC (“NASG”) and Industrial Realty Partners, LLC (the “Current Owner”).  Pursuant to the Lease Termination Agreement, the Amended and Restated Build to Suit Industrial Lease Agreement, dated as of March 17, 2000 (as further amended) (the “Portland Lease”) will terminate provided that NASG acquires fee simple title to the underlying property on or before December 31, 2012 (the “Condition Precedent”).  Upon satisfaction of the Condition Precedent, Imperial will (i) select a date no later than March 31, 2013 to vacate the premises, (ii) be responsible for making certain repairs to the facility as specified in the agreement, and (iii) pay a $400,000 lease termination fee to NASG by ten (10) days after the date of NASG’s acquisition of the property or January 15, 2013, whichever is later.  A copy of the Lease Termination Agreement is attached hereto as Exhibit 10.1.

On December 20, 2012, NASG completed its acquisition of fee simple title to the underlying property, satisfying the Condition Precedent to the termination of the Portland Lease.  Imperial expects to vacate the premises no later than March 31, 2013.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1                        Lease Termination Agreement, dated as of December 5, 2012, by and between Imperial Group, L.P., Accuride Corporation, North American Stamping Group, LLC, and Industrial Realty Partners, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

/s/ STEPHEN A. MARTIN	Dated:	December 21, 2012
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease Termination Agreement, dated as of December 5, 2012, by and between Imperial Group, L.P., Accuride Corporation, North American Stamping Group, LLC, and Industrial Realty Partners, LLC